Exhibit 99.1

News Release
Weatherford Reports Fourth Quarter Results
$0.02 per diluted share, excluding severance and investigation costs
GENEVA, SWITZERLAND, January 26, 2010 — Weatherford International Ltd. (NYSE: WFT) today reported fourth quarter 2009 income from continuing operations of $15 million, or $0.02 per diluted share, excluding an after tax loss of $0.06 for investigation and exit costs incurred in connection with the company’s withdrawal from sanctioned countries, severance costs principally associated with restructuring activities and a tax provision related to a legal entity reorganization. Fourth quarter diluted earnings per share from continuing operations reflect a decrease of 96 percent over the fourth quarter of 2008 diluted earnings per share from continuing operations of $0.53, before severance and investigation costs. Fourth quarter results include the following items:
•	$21 million in inventory reserves and write-offs;

•	$12 million in expenses associated with business process and supply chain improvement projects, which will be ongoing for the next nine quarters;

•	An $8 million legal charge regarding settlement of a multi-year dispute;

•	$4 million of expenses incurred in connection with the completion of the company’s global tax reorganization during the fourth quarter; and

•	A $3 million net gain on acquisition and divestiture activities
Fourth quarter revenues were $2,426 million, or eight percent lower than the same period last year, against a backdrop of a 29 percent decrease in global rig count. North America was primarily responsible for the decline, with revenues decreasing 37 percent against a 40 percent decline in rig count. International revenues were up 16 percent against an eight percent decrease in international rig count.

Sequentially, the company’s fourth quarter diluted earnings per share from continuing operations, before severance, reorganization and investigation costs, were $0.11 lower than the third quarter of 2009 diluted earnings per share from continuing operations of $0.13, before severance and investigation costs.
For the year ended December 31, 2009, revenues were $8.8 billion, eight percent lower than 2008, and income from continuing operations before severance, reorganization and investigation costs was $364 million, or $0.50 per diluted share, a decrease of 75 percent from 2008. In 2008, the company reported revenues for the year of $9.6 billion and income from continuing operations of $1,399 million, or $2.00 per diluted share, before non-recurring items. The non-recurring items during 2008 were primarily for investigation and exit costs incurred in connection with the company’s withdrawal from sanctioned countries, which were partially offset by a gain on the restructuring of a Qatar operation into a JV.
North America
Revenues for the quarter were $736 million, which is a 37 percent decrease over the same quarter in the prior year, as compared to a 40 percent rig count decrease. Sequentially, revenues were up 19 percent in line with a 20 percent rig count increase. All product lines showed sequential growth with the exception of Pipeline.
Operating income was $42 million, which is down $255 million compared to the same quarter in the prior year and up $8 million sequentially.

Middle East/North Africa/Asia
Fourth quarter revenues of $593 million were 12 percent lower than the fourth quarter of 2008 and one percent lower than the prior quarter. On a sequential basis, strong performances were posted in Iraq, Malaysia and China offset by weakness in Saudi Arabia, Qatar, Oman, Libya, Egypt, Indonesia and Australia.
The current quarter’s operating income of $82 million decreased 49 percent as compared to the same quarter in the prior year and decreased 19 percent as compared to the prior quarter due to the continued impact of significant start-up and delay costs in several countries.
Latin America
Fourth quarter revenues of $618 million were 59 percent higher than the fourth quarter of 2008 and 18 percent higher than the prior quarter. Mexico, Brazil, Columbia and Ecuador posted strong improvements sequentially.
The current quarter’s operating income of $49 million declined 44 percent as compared to the same quarter in the prior year. Sequentially, operating income declined nine percent as decreased activity in natural gas projects in Mexico prevented adequate fixed cost absorption.
Europe/West Africa/FSU
Fourth quarter revenues of $478 million were 22 percent higher than the fourth quarter of 2008 and 18 percent higher than the prior quarter. The sequential increase was driven by a full quarter of our acquisition of TNK-BP’s oilfield service business and improvements in Norway, Romania, Angola and Nigeria.

The current quarter’s operating income of $43 million declined 52 percent as compared to the same quarter in the prior year and decreased 41 percent sequentially.
Reclassifications and Non-GAAP
Non-GAAP performance measures and corresponding reconciliations to GAAP financial measures have been provided for meaningful comparisons between current results and results in prior operating periods.
Conference Call
The company will host a conference call with financial analysts to discuss the 2009 fourth quarter results on January 26, 2010 at 7:30 a.m. (CST). The company invites investors to listen to a play back of the conference call at the company’s website, http://www.weatherford.com in the “investor relations” section.
Weatherford is a Swiss-based, multi-national oilfield service company. It is one of the largest global providers of innovative mechanical solutions, technology and services for the drilling and production sectors of the oil and gas industry. Weatherford operates in over 100 countries and employs over 52,000 people worldwide.
# # #

Contacts:	Andrew P. Becnel	+41.22.816.1502
Chief Financial Officer

	Nicholas W. Gee	+41.22.816.1510
Group Vice President- Marketing & Planning

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning, among other things, Weatherford’s prospects for its operations which are subject to certain risks, uncertainties and assumptions. These risks and uncertainties, which are more fully described in Weatherford International Ltd.’s reports and registration statements filed with the SEC, include the impact of oil and natural gas prices and worldwide economic conditions on drilling activity, the outcome of pending government investigations, the demand for and pricing of Weatherford’s products and services, domestic and international economic and regulatory conditions and changes in tax and other laws affecting our business. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary materially from those currently anticipated.

Weatherford International Ltd.
Consolidated Condensed Statements of Income
(Unaudited)
(In 000’s, Except Per Share Amounts)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2009	2008	2009	2008

Net Revenues:
North America	$736,443	$1,177,936	$2,765,707	$4,460,147
Middle East/North Africa/Asia	593,154	675,513	2,368,118	2,391,520
Europe/West Africa/FSU	478,259	393,005	1,616,460	1,539,190
Latin America	618,225	388,172	2,076,648	1,209,707

	2,426,081	2,634,626	8,826,933	9,600,564

Operating Income (Expense):
North America	41,625	296,407	197,211	1,125,199
Middle East/North Africa/Asia	82,452	163,238	441,974	561,012
Europe/West Africa/FSU	42,598	88,158	251,991	382,772
Latin America	49,271	88,720	281,590	277,094
Research and Development	(50,216)	(53,564)	(194,650)	(192,659)
Corporate Expenses	(48,990)	(35,355)	(173,695)	(135,012)
Exit and Restructuring	(26,897)	(16,253)	(100,566)	(39,857)

	89,843	531,351	703,855	1,978,549

Other Income (Expense):
Interest Expense, Net	(91,902)	(67,956)	(366,748)	(243,679)
Other, Net	(9,177)	(31,930)	(37,633)	(44,956)

Income (Loss) from Continuing Operations
Before Income Taxes	(11,236)	431,465	299,474	1,689,914

Benefit (Provision) for Income Taxes:
Benefit (Provision) for Operations	2,710	(74,321)	(10,157)	(296,117)
Provision for Tax Reorganization	(24,190)	—	(24,190)	—
Benefit from Exit and Restructuring	5,466	—	14,798	7,306

	(16,014)	(74,321)	(19,549)	(288,811)

Income (Loss) from Continuing Operations, Net of Taxes	(27,250)	357,144	279,925	1,401,103
Loss from Discontinued Operation, Net of Taxes	—	—	—	(12,928)

Net Income (Loss)	(27,250)	357,144	279,925	1,388,175
Net Income Attributable to Noncontrolling Interest	(3,141)	(9,026)	(26,159)	(34,272)

Net Income (Loss) Attributable to Weatherford	$(30,391)	$348,118	$253,766	$1,353,903

Basic Earnings (Loss) Per Share Attributable to Weatherford:
Income (Loss) from Continuing Operations	$(0.04)	$0.51	$0.35	$2.00
Loss from Discontinued Operation	—	—	—	(0.02)

Net Income (Loss)	$(0.04)	$0.51	$0.35	$1.98

Diluted Earnings (Loss) Per Share Attributable to Weatherford:
Income (Loss) from Continuing Operations	$(0.04)	$0.50	$0.35	$1.96
Loss from Discontinued Operation	—	—	—	(0.02)

Net Income (Loss)	$(0.04)	$0.50	$0.35	$1.94

Amounts Attributable to Weatherford Common Shareholders:
Income (Loss) from Continuing Operations, Net of Taxes	$(30,391)	$348,118	$253,766	$1,366,831
Loss from Discontinued Operation, Net of Taxes	—	—	—	(12,928)

Net Income (Loss)	$(30,391)	$348,118	$253,766	$1,353,903

Weighted Average Shares Outstanding:
Basic	737,059	686,222	714,981	682,704
Diluted	737,059	692,414	723,449	698,178

Weatherford International Ltd.
Selected Income Statement Information
(Unaudited)
(In 000’s)

	Three Months
	Ended
	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008
Net Revenues:
North America	$736,443	$620,496	$571,415	$837,353	$1,177,936
Middle East/North Africa/Asia	593,154	600,110	592,908	581,946	675,513
Europe/West Africa/FSU	478,259	404,390	364,968	368,843	393,005
Latin America	618,225	524,883	465,541	467,999	388,172

	$2,426,081	$2,149,879	$1,994,832	$2,256,141	$2,634,626

Operating Income (Expense):
North America	$41,625	$33,259	$(709)	$123,036	$296,407
Middle East/North Africa/Asia	82,452	101,943	123,553	134,026	163,238
Europe/West Africa/FSU	42,598	71,836	62,614	74,943	88,158
Latin America	49,271	54,343	85,759	92,217	88,720
Research and Development	(50,216)	(49,300)	(46,113)	(49,021)	(53,564)
Corporate Expenses	(48,990)	(44,272)	(40,834)	(39,599)	(35,355)
Exit and Restructuring	(26,897)	(17,887)	(30,905)	(24,877)	(16,253)

	$89,843	$149,922	$153,365	$310,725	$531,351

Supplemental Information
(Unaudited)
(In 000’s)

	Three Months
	Ended
	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008
Depreciation and Amortization:
North America	$83,658	$79,737	$77,253	$75,098	$80,555
Middle East/North Africa/Asia	72,739	65,771	60,921	57,634	55,587
Europe/West Africa/FSU	50,376	44,864	35,190	34,678	33,825
Latin America	42,751	43,403	35,971	30,442	30,331
Research and Development	1,980	1,940	2,017	1,933	1,931
Corporate	2,197	2,194	2,341	1,609	1,449

	$253,701	$237,909	$213,693	$201,394	$203,678

We report our financial results in accordance with generally accepted accounting principles (GAAP). However, Weatherford’s management believes that certain non-GAAP performance measures and ratios may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. One such non-GAAP financial measure we may present from time to time is operating income or income from continuing operations excluding certain charges or amounts. This adjusted income amount is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for operating income, net income or other income data prepared in accordance with GAAP. See the table below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended December 31, 2009, September 30, 2009, and December 31, 2008 and for the years ended December 31, 2009 and December 31, 2008. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP.
Weatherford International Ltd.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except per share data)

	Three Months Ended						Year Ended
	December 31,		September 30,		December 31,		December 31,		December 31,
	2009		2009		2008		2009		2008
Operating Income:
GAAP Operating Income	$89,843		$149,922		$531,351		$703,855		$1,978,549
Exit and Restructuring	26,897	(a)	17,887	(b)	16,253	(c)	100,566	(d)	39,857	(e)

Non-GAAP Operating Income	$116,740		$167,809		$547,604		$804,421		$2,018,406

Benefit (Provision) for Income Taxes:
GAAP Benefit (Provision) for Income Taxes	$(16,014)		$34,369		$(74,321)		$(19,549)		$(288,811)
Tax Reorganization Charges	24,190	(a)	—		—		24,190	(d)	—
Tax impact of Exit and Restructuring	(5,466	)(a)	(2,603	)(b)	—	(c)	(14,798	)(d)	(7,306	)(e)

Non-GAAP Benefit (Provision) for Income Taxes	$2,710		$31,766		$(74,321)		$(10,157)		$(296,117)

Income from Continuing Operations Attributable to Weatherford:
GAAP Income from Continuing Operations	$(30,391)		$77,374		$348,118		$253,766		$1,366,831
Total Charges, net of tax	45,621	(a)	15,284	(b)	16,253	(c)	109,958	(d)	32,551	(e)

Non-GAAP Income from Continuing Operations	$15,230		$92,658		$364,371		$363,724		$1,399,382

Diluted Earnings Per Share From Continuing Operations Attributable to Weatherford:
GAAP Diluted Earnings per Share From Continuing Operations	$(0.04)		$0.11		$0.50		$0.35		$1.96
Total Charges, net of tax	0.06	(a)	0.02	(b)	0.03	(c)	0.15	(d)	0.04	(e)

Non-GAAP Diluted Earnings per Share
From Continuing Operations	$0.02		$0.13		$0.53		$0.50		$2.00

Note (a): This amount represents investigation costs incurred in connection with on-going investigations by the U.S. government. Also included are severance charges and facility closure costs associated with the Company’s restructuring activities. In addition, the Company incurred a tax charge of $24.2 million as a result of a tax reorganization initiative completed during the fourth quarter of 2009.
Note (b): This amount represents investigation costs incurred in connection with on-going investigations by the U.S. government. Also included are severance charges and facility closure costs associated with the Company’s restructuring activities.
Note (c): This amount represents investigation costs incurred in connection with on-going investigations by the U.S. government and costs related to the Company’s withdrawal from sanctioned countries.
Note (d): This amount represents investigation costs incurred in connection with on-going investigations by the U.S. government and costs related to the Company’s withdrawal from sanctioned countries. Also included are severance charges and facility closure costs associated with the Company’s restructuring activities. In addition, the Company incurred a tax charge of $24.2 million as a result of a tax reorganization initiative completed during the fourth quarter of 2009.
Note (e): This amount represents investigation costs incurred in conjunction with on-going investigations by the U.S. government and costs related to the Company’s withdrawal from sanctioned countries, partially offset by a gain on the restructuring of a Qatar operation into a JV. Also included are severance charges associated with the Company’s restructuring activities.